SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC  20549

                                    FORM 8-K
                                 CURRENT REPORT

    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934.

                         Date of Report: January 14, 1999


                                    LDP-III
(Exact name of registrant as specified in its charter)

California                          0-13559                 94-2911983
(State or other              (Commission File No.)       (I.R.S. Employer
jurisdiction of                                          Identification No.)
incorporation)

                    P.O. Box 130, Carbondale, Colorado  81623
                     (Address of principal executive offices)

                                 (970) 963-8007
               (Registrant's telephone number, including area code)

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ITEM 1.  CHANGES IN CONTROL OF REGISTRANT

         Not Applicable

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

         On December 31, 1998, the registrant sold the last of its real property investments known as Jefferson Place Office Building, located in Boise, Idaho.

         The buyer, Jackson Food Stores, is not affiliated with the registrant. The sale price received by the registrant was $4,405,000 which resulted in a gain of $1,065,055 and cash proceeds of $1,732,642.

         Jefferson Place was the final operating property owned by LDP-
         III. The Partnership intends to wind up and dissolve its operations as of December 31, 1998, the date of the sale of the Partnership's remaining property. Immediately subsequent to the sale of this property, the Partnership had no "Ongoing Operations" to report. Therefore, the presentation of Pro Forma Financial Statements to report the ongoing operations of the Partnership, excluding the property sold, are inapplicable under the circumstances.

         The Partnership has declared a Cash Distribution of $30 per unit to unit holders of record as of December 31, 1998. This distribution represents a partial distribution of the remaining funds of Partnership. Funds not needed for winding up and dissolving the Partnership will be distributed to the Limited Partner Unit Holders along with their final tax form K-1 on or before March 15, 1999, after which time the Partnerhsip shall be considered dissolved.

ITEM 3.  BANKRUPTCY OR RECEIVERSHIP

         Not Applicable

ITEM 4.  CHANGES IN REGISTRANT'S CERTIFYING ACCOUNTANTS

         Not Applicable

ITEM 5.  OTHER EVENTS

         Not Applicable

ITEM 6.  RESIGNATION OF REGISTRANT'S DIRECTORS

         Not Applicable

ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS

        (a)  Financial statements of business acquired

             Not Applicable

        (b)  Pro Forma Financial Statements

             Not Applicable

        (c)  Exhibits

             Not Applicable

ITEM 8.  CHANGE IN FISCAL YEAR

         Not Applicable

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:     January 14, 1999                LDP-III

                                     By:  /s/ Gregory L. Mohl
                                          Controller
                                          Landsing Equities Corporation
                                          Managing General Partner